UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2010

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN  56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities.

On September 28, 2010, Electromed, Inc. (the “Company”) issued warrants to purchase up to an aggregate of 20,000 shares of Company common stock to Feltl and Company, Inc. (“Feltl”), underwriter of the Company’s previously announced initial public offering (the “IPO”). Feltl was entitled to receive the warrants as additional underwriting compensation and in exchange for cash consideration of $50, in connection with the over-allotment exercise described in Item 8.01 below.

The warrants have an exercise price of $4.80 per share and are subject to customary anti-dilution provisions.  The warrants were issued under a warrant agreement (the “Warrant Agreement”) between the Company and Feltl. The warrants are first exercisable on August 13, 2011 and expire on August 13, 2015.

The Warrant Agreement provides for (i) one demand registration of the shares of common stock underlying the warrants during the five-year period ending August 13, 2015, and (ii) unlimited “piggyback” registration rights with respect to the underlying shares of common stock during the seven-year period ending August 13, 2017. The warrants also include a “cashless” exercise provision entitling Feltl to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price, in lieu of paying cash upon exercise. As required by FINRA Rule 5110(g), the warrants and the underlying shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a one-year period ending August 13, 2011, except (i) to Feltl or to the officers or partners of Feltl, provided that any portion of the warrants or the underlying shares so transferred shall remain subject to the previously mentioned one-year restriction for the remainder of such one-year restriction period and (ii) in any sale of underlying shares in accordance with Feltl’s demand and piggyback registration rights in a firm commitment underwritten public offering of common stock that closes no earlier than February 9, 2011.

The warrants were issued to Feltl in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the issuance of the warrants to Feltl. The foregoing disclosure is qualified in its entirety by reference to the Warrant Agreement, which is attached hereto as Exhibit 10.1 and is incorporated in this Report as if fully set forth herein.

Item 8.01        Other Events.

On September 29, 2010, the Company issued a press release announcing that Feltl had completed the purchase of 200,000 shares of Company common stock pursuant to exercise of a portion of its over-allotment option, which was granted to Feltl in connection with the Company’s IPO and pursuant to the Purchase Agreement dated August 12, 2010 between the Company and Feltl (the “Purchase Agreement”). A copy of the Purchase Agreement was filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Company on August 18, 2010, and is incorporated in this Report as if fully set forth herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Report as if fully set forth herein.

On October 1, 2010, the Company issued a press release announcing settlement of a trademark infringement lawsuit brought by Hill-Rom Services, Inc., Advanced Respiratory, Inc., Hill-Rom Company, Inc., and Hill-Rom Services Pte. Ltd. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference as if fully set forth herein.

Item 9.01        Financial Statements and Exhibits.

                                (a)           Financial statements:  None.

                                (b)           Pro forma financial information:  None.

                                (c)           Shell company transactions:  None.

                                (d)           Exhibits:

                                                10.1        Warrant Agreement dated September 28, 2010, between Feltl and Company, Inc. and Electromed, Inc.

                                                99.1        Press release dated September 29, 2010

                                                99.2        Press release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.
Date: October 1, 2010	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit Number	Description
10.1	Warrant Agreement dated September 28, 2010, between Feltl and Company, Inc. and Electromed, Inc.
99.1	Press release dated September 29, 2010
99.2	Press release dated October 1, 2010